                                                                    Exhibit 4.3





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                                WORLDCORP, INC.



                               PURCHASE AGREEMENT

                         Dated as of September 30, 1996



                  $10,000,000 10.00% Senior Subordinated Notes
                             Due September 30, 2000






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

                               TABLE OF CONTENTS
                         (Not a part of the Agreement)


Section                                                                    Page

1.   DESCRIPTION OF NOTES, WARRANTS AND COMMITMENT.........................  1
     1.1.  Description of Notes and Warrants...............................  1
     1.2.  Commitment; Closing Date........................................  2
     1.3.  Other Purchasers................................................  3
     1.4.  Subordination...................................................  3

2.   PREPAYMENT OF NOTES...................................................  3
     2.1.  Required Prepayments............................................  3
     2.2.  Optional Prepayments at Par.....................................  3
     2.3.  Notice of Prepayments...........................................  4
     2.4.  Surrender of Notes on Transfer or Exchange......................  4
     2.5.  Allocation of Prepayments.......................................  4
     2.6.  Direct Payment..................................................  4
     2.7.  Effect of Prepayment on Warrants................................  5

3.   REPRESENTATIONS.......................................................  5
     3.1.  Representations of the Company..................................  5
     3.2.  Representations of the Purchasers............................... 10

4.   CLOSING CONDITIONS.................................................... 11
     4.1.  Representations and Warranties.................................. 11
     4.2.  Legal Opinions.................................................. 11
     4.3.  Events of Default............................................... 11
     4.4.  Sale of Notes................................................... 11
     4.5.  Satisfactory Proceedings........................................ 11
     4.6.  Waiver of Conditions............................................ 12
     4.7.  Secretary's Certificate......................................... 12

5.   COMPANY COVENANTS..................................................... 12
     5.1.  Payment of the Notes............................................ 12
     5.2.  Company Existence; Maintenance of Office or Agency.............. 12
     5.3.  SEC Reports..................................................... 12
     5.4.  Waiver of Stay, Extension or Usury Laws......................... 13
     5.5.  Notice of Default............................................... 13
     5.6.  Compliance Certificates......................................... 13
     5.7.  Limitation on Dividends and Other Distributions................. 13
     5.8.  Stock Repurchases............................................... 14
     5.9.  Registration Rights............................................. 14
     5.10. Senior Indebtedness............................................. 16

Section                            Heading                                  Page
-------                            -------                                  ----

     5.11.  Asset Value..................................................... 16
     5.12.  Sale of USOCDT Merger Corporation Common Stock.................. 16

6.   EVENTS OF DEFAULT AND REMEDIES THEREFOR................................ 17
     6.1.   Events of Default............................................... 17
     6.2.   Acceleration of Maturities...................................... 18
     6.3.   Rescission of Acceleration...................................... 19
     6.4.   Notice of Default............................................... 19

7.   AMENDMENTS, WAIVERS AND CONSENTS....................................... 19
     7.1.   Consent Required................................................ 19
     7.2.   Effect of Amendment or Waiver................................... 20
     7.3.   Solicitation of Noteholders..................................... 20

8.   SUBORDINATION OF SECURITIES............................................ 20
     8.1.   Notes Subordinate to Senior Indebtedness........................ 20

9.   INTERPRETATION OF AGREEMENT; DEFINITIONS............................... 23
     9.1.   Definitions..................................................... 23
     9.2.   Accounting Principles........................................... 25
     9.3.   Directly or Indirectly.......................................... 25

10.  REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES.............. 26
     10.1.  Registered Notes................................................ 26
     10.2.  Exchange of Notes............................................... 26
     10.3.  Loss, Theft, etc. of Notes...................................... 26

11.  MISCELLANEOUS.......................................................... 27
     11.1.  Expenses, Stamp Tax Indemnity................................... 27
     11.2.  Powers and Rights Not Waived; Remedies Cumulative............... 27
     11.3.  Notices......................................................... 27
     11.4.  Successors and Assigns.......................................... 27
     11.5.  Survival of Covenants and Representations....................... 27
     11.6.  Integration..................................................... 28
     11.7.  Governing Law................................................... 28
     11.8.  Headings........................................................ 28
     11.9.  Counterparts.................................................... 28
     11.10. Agent's Fee..................................................... 28

Signature Page.............................................................. 29

ATTACHMENTS TO PURCHASE AGREEMENT:

Schedule I  Principal Amount of Notes to be Purchased

Annex I List of Subsidiaries and Jurisdictions in Which the Company and its Subsidiaries are Qualified as Foreign Corporations

Exhibit A   Form of 10.00% Senior Subordinated Note, due September 30, 2000

Exhibit B   Form of Warrants

Exhibit C   Description of Closing Opinion of Counsel for the Company

                                WORLDCORP, INC.
                             The Hallmark Building
                             13873 Park Center Road
                            Herndon, Virginia 22071



                               PURCHASE AGREEMENT


                                                                     Dated as of
                                                              September 30, 1996



To each of the Purchasers
listed on Schedule I Hereto
          ----------

Ladies and Gentlemen:

     The undersigned, WORLDCORP, INC., a Delaware corporation (the "Company"), agrees with each of you as follows:

SECTION 1. DESCRIPTION OF NOTES, WARRANTS AND COMMITMENT.

     1.1.  Description of Notes and Warrants.
           ---------------------------------

          (a) The Company will authorize the issuance and sale of $10,000,000 aggregate principal amount of its 10.00% Senior Subordinated Notes due September 30, 2000 (the "Notes"), to be dated the date of issue, to bear interest from such date at the rate of 10.00% per annum, to mature September 30, 2000 and to be substantially in the form attached hereto as Exhibit A. Interest on the
                                                ---------
Notes shall be payable semi-annually on September 30 and March 31 in each year (commencing March 31, 1997) and at maturity and shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are subject to prepayment or redemption at par (with all accrued but unpaid interest thereon) at any time prior to maturity at the option of the Company, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include the Notes delivered pursuant to this Agreement and each Note issued upon transfer thereof or in exchange therefor. You, together with the other purchasers named in Schedule I,
                                                                     ----------
are hereinafter sometimes referred to as the "Purchasers."

          (b) In connection with the Company's issuance of the Notes, the Company will issue warrants to purchase twelve (12) shares of the Company's common stock, par value $.001 per share (the "Company Common Stock"), per each $1,000 in principal amount of the

Notes (hereinafter referred to individually as an "Initial Warrant" and collectively as the "Initial Warrants."

          (c) The exercise price for the Initial Warrants shall be $6.00 per share.

          (d) Subject to the provisions of Section 2.7, if the Company Common Stock does not close on the New York Stock Exchange ("NYSE") at a bid price of $12.00 per share or greater for any five consecutive trading day period occurring between September 30, 1996 and September 30, 1997, the Company will issue to each Purchaser on October 1, 1997, four (4) additional warrants to purchase the Company Common Stock at a price of $6.00 per share (individually, a "1997 Warrant," and collectively, the "1997 Warrants"). The 1997 Warrants shall be identical in all respects with the Initial Warrants, except that the 1997 Warrants shall expire on September 30, 2001.

          (e) Subject to the provisions of Section 2.7, if the Company Common Stock does not close on the NYSE at a bid price of $12.00 per share or greater for any five consecutive trading day period occurring between September 30, 1997 and September 30, 1998, the company will issue to each Purchaser on October 1, 1998, four (4) additional warrants to purchase the Company Common Stock at a price of $6.00 per share (individually, a "1998 Warrant," and collectively, the "1998 Warrants"). The 1998 Warrants shall be identical in all respects with the Initial Warrants, except that the 1998 Warrants shall expire on September 30, 2002 (the 1997 Warrants and the 1998 Warrants are hereinafter referred to collectively as the "Additional Warrants," and the Initial Warrants and the Additional Warrants are hereinafter referred to collectively as the "Warrants").

          (f) The form of the Warrants is attached hereto as Exhibit B.  The
                                                             ---------
Warrants shall be deemed a separate security from the Notes.

    1.2.  Commitment; Closing Date.  Subject to the terms and conditions hereof
          ------------------------
and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, on the Closing Date, Notes in the principal amount set forth opposite your name in Schedule I at a price of 100% of the principal amount thereof and
             ----------
the Warrants set forth opposite your name in Schedule I.
                                             ----------

     Delivery of the Notes and the Warrants will be made at the offices of Hunton & Williams, McLean, Virginia at 10:00 a.m. Virginia time, on the Closing Date or at such place or later time as may be mutually agreed upon by the Company and the Purchasers. Delivery of the Notes and the Warrants to you on the Closing Date shall be against payment of the purchase price thereof in Federal Funds or other immediately available funds in U.S. dollars transmitted to First Union National Bank of Virginia, ABA No. 056007604, for deposit in WorldCorp's Account No. 2070388012683. The Notes will be delivered to you on the Closing Date in the form of a single registered Note for the full amount of your purchase (unless different denominations are specified by you). The Notes and the Warrants will be registered in your name or in the name of your nominee, all as you may specify in Schedule I or otherwise at any time prior to the Closing Date. If on the
   ----------
Closing Date, the Company shall fail to tender the Notes and the Warrants to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes or the Warrants.

     1.3.  Other Purchasers.  Your obligation and the obligations of the Company
           ----------------
hereunder are subject to the execution and delivery of this Agreement by the other Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the act of any other Purchaser.

     1.4.  Subordination.  The Notes will be subordinate to all Senior
           -------------
Indebtedness and Senior to all Subordinated Indebtedness. The Company shall cause all future Subordinated Indebtedness to be subordinated to the Notes in the same manner, on the same terms and to the same extent as the Notes are subordinated to Senior Indebtedness pursuant to Section 8.1 hereof, and the Company shall include such terms in any agreement, note or instrument evidencing such future Subordinated Indebtedness.

SECTION 2. PREPAYMENT OF NOTES.

     2.1.  Required Prepayments.
           --------------------

          (a) In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes that may be outstanding from time to time, the Company agrees that it will prepay and apply pursuant to
Section 2.6 hereof and there shall become due and payable 20% of the outstanding principal amount of the Notes, or such lesser amount as would constitute payment in full on the Notes on such date, on September 30, 1998 and September 30, 1999. The entire remaining unpaid principal amount of the Notes shall become due and payable on September 30, 2000.

          (b) No premium shall be payable in connection with any prepayment made when due pursuant to this Section 2.1.

     2.2.  Optional Prepayments at Par.
           ---------------------------

          (a) Upon notice as provided in Section 2.3, the Company may prepay the outstanding Notes (in units of at least $250,000), in whole or in part pursuant to Section 2.6 hereof, at any time prior to September 30, 2000, by payment of the principal amount of the Notes to be prepaid at par, plus accrued interest thereon to the date of such prepayment. Except as provided in Section 2.1 hereof and this Section 2.2, the Notes shall not be prepayable in whole or in part prior to their maturity.

           (b) No premium shall be payable in connection with any prepayment made when due pursuant to this Section 2.2.

     2.3.  Notice of Prepayments.
           ---------------------

           (a) The Company shall give written notice of any prepayment of the Notes pursuant to Section 2.2 hereof to each holder thereof, not less than 30 days nor more than 60 days before the date fixed for such optional prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the accrued interest payable to the holder in connection with the prepayment, and (iv) in the case of a prepayment in full, the place where the Notes are to be surrendered for cancellation. Notice of such prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the accrued and unpaid interest thereon, shall become due and payable on the prepayment date specified in such notice.

          (b) The Company shall also give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication at least three business days before the date fixed for such prepayment (confirmed in a writing delivered at least two business days prior to the payment date).

     2.4.  Surrender of Notes on Transfer or Exchange.  Upon any partial
           ------------------------------------------
transfer or partial exchange of a Note pursuant to Section 10.2 , such Note shall be surrendered to the Company pursuant to Section 10.2 hereof in exchange for one or more new Notes equal to the principal amount remaining unpaid on the surrendered Note. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

     2.5.  Allocation of Prepayments.  All partial prepayments of the Notes
           -------------------------
pursuant to Sections 2.1 and 2.2 shall be allocated to all outstanding Notes ratably in accordance with the unpaid principal amounts thereof. Any prepayment of less than all of the Notes pursuant to Section 2.2 shall be deemed to be applied first to the amount of principal scheduled to remain unpaid on September 30, 2000 and then to the required prepayments of principal in inverse chronological order.

     2.6.  Direct Payment.  Notwithstanding any other provision contained in the
           --------------
Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Institutional Holder by wire transfer of immediately available funds to such account as you have designated in Schedule I
                                                                      ----------
hereto, or as you or such subsequent Institutional Holder may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in the attached Schedule I
                                                                    ----------
and shall identify the payment as principal and/or interest. You and any subsequent Institutional Holder of a Note agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid and, upon written request of the Company, will provide a copy of such notations to the Company.

     2.7.  Effect of Prepayment on Warrants.  If the Company redeems in full the
           --------------------------------
aggregate principal amount of all outstanding Notes prior to October 1, 1997, then the Company shall have no further obligation to issue the Additional Warrants. If the Company redeems in full the aggregate principal amount of all outstanding Notes after October 1, 1997, and prior to October 1, 1998, then the Company shall have no further obligation to issue the 1998 Warrants.

SECTION 3. REPRESENTATIONS.

     3.1.  Representations of the Company.  As an inducement to, and as part of
           ------------------------------
the consideration for, your purchase of the Notes and the Warrants pursuant to this Agreement, the Company represents and warrants to you as follows:

           (a) Corporate Organization and Authority.  The Company is a
               ------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement and to issue and sell the Notes and the Warrants as contemplated in this Agreement.

           (b) Qualification to Do Business.  The Company is duly licensed or
               ----------------------------
qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed will not have a materially adverse effect on the business, properties, operations or condition (financial or other) of the Company. A list of those jurisdictions wherein the Company is qualified to do business is set forth in the attached Annex I.
-------

          (c) Subsidiaries.  The Company has no Subsidiaries except those listed
              ------------
in Annex I, which correctly sets forth the percentage of the outstanding capital
   -------
stock or equivalent interest of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified in each other jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except for such jurisdictions where the failure to be so qualified or licensed will not have a materially adverse effect on the business, properties, operations or condition (financial or other) of such Subsidiary. A list of those jurisdictions wherein each Subsidiary is qualified to do business is set forth in the attached Annex I. Each Subsidiary has full corporate power and
                      -------
authority and all necessary licenses, permits and other authorizations to own and operate its properties and to carry on its business as now conducted, except for such licenses, permits and other authorizations the failure of which to obtain will not have a materially adverse effect on the business, properties, operations or condition (financial or other) of such Subsidiary. The Company has good and marketable title to all of the shares it purports to own of the capital stock of each Subsidiary, free and clear in each case of any lien or encumbrance, and all such shares have been duly issued and are fully paid and nonassessable.

          (d) Financial Statements.  The consolidated balance sheets of the
              --------------------
Company and its Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 1995, 1994 and 1993, as reported on the Company's Annual Report on Form 10-K for the year ended December 31, 1995, copies of which have heretofore been delivered to you, were prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the financial position and results of operations and cash flows of the Company and its Subsidiaries for and as of the end of each of such years. The unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1996, and the unaudited statements of income, changes in stockholders' equity and cash flows for the accounting period ended on said date as reported on the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1996, copies of which have heretofore been delivered to you, have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of said date and the results of their operations and cash flows for said period, subject to customary year-end adjustments. The financial statements referenced herein are collectively referred to as the "Financial Statements."

          (e) No Contingent Liabilities or Adverse Changes.  Neither the Company
              --------------------------------------------
nor any of its Subsidiaries has any contingent liabilities or liabilities for taxes, long-term leases, or forward or long-term commitments that are material to the Company or any of its Subsidiaries other than as described in the Financial Statements. Since June 30, 1996, there have been no materially adverse changes in the business, properties, operations or condition (financial or other) of the Company or any of its Subsidiaries.

          (f) No Pending Litigation or Proceedings.  Except as disclosed in the
              ------------------------------------
Company's publicly filed reports with the SEC, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other court, governmental department, commission, board, bureau, agency, official or instrumentality or arbitration board or tribunal, domestic or foreign, which might result, either individually or collectively, in any materially adverse change in the business, properties, operations or financial condition of the Company or any of its Subsidiaries or which are likely to have a materially adverse effect on the consummation of the transactions contemplated hereby.

          (g) Compliance with Law.  Neither the Company nor any of its
              -------------------
Subsidiaries are: (i) in default with respect to any order, writ, injunction or decree of any court, governmental authority or agency or arbitration board or tribunal to which it is a named party, or (ii) in violation of any law, rule, regulation, ordinance or order relating to its or their respective businesses; except for any such defaults or violations which would not individually or in the aggregate have a materially adverse effect on the business, properties, operations or financial condition of the Company or any of its Subsidiaries.

          (h) Title to Properties.  The Company and each of its Subsidiaries
              -------------------
have good title to all property it purports to own, including that reflected in the consolidated balance sheets included in the Financial Statements or subsequently acquired by the Company or any Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all liens, charges, and encumbrances of any kind, except those securing Indebtedness for borrowed money of the Company or a Subsidiary provided that any such liens, charges and encumbrances do not, individually or in the aggregate, materially impair the use or value of the property in the operation of the business of the Company and its Subsidiaries.

          (i) Leases.  The Company and each Subsidiary enjoy peaceful and
              ------
undisturbed possession under all leases under which the Company or such Subsidiary is a lessee or is operating. In the absence of a default under such leases, none of such leases contains any provision which might materially and adversely affect the operation or use of the property so leased. All of such leases are valid and subsisting and none of them is in default.

          (j) Franchises, Licenses, Patents, Trademarks and Other Rights.  The
              ----------------------------------------------------------
Company and each Subsidiary have all franchises, licenses, permits and other authorizations necessary to carry on their businesses as now being conducted and as proposed to be conducted, to own and operate their properties and, in the case of the Company, to enter into this Agreement and to issue and sell the Notes and the Warrants as contemplated in this Agreement, except for such permits and licenses the failure of which to obtain will not have a materially adverse effect on the business, properties, operations or financial condition of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is in default under any of such franchises, permits, licenses or other authorizations. The Company and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others.

           (k) Status of Notes and Sale of Notes and Warrants.
               ----------------------------------------------

               (i) The execution and delivery of this Agreement by the Company, the sale of the Notes and the Warrants by the Company and compliance by the Company with all of the provisions of this Agreement, the Notes and the
     Warrants:

                    (1) are within the corporate powers of the Company;

                    (2) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with or without the giving of notice or lapse of time, or both) a default under the Articles of Incorporation or Bylaws of the Company or any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company or any Subsidiary; and

                    (3) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or Bylaws of the Company or otherwise).

               (ii) This Agreement, the Notes and the Warrants have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditor's rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

               (iii) Upon issuance of the Notes and the Warrants, the Notes and the Warrants are not, or will not be, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act of 1934, as amended, or quoted in a United States automated inter-dealer quotation system, within the meaning of Rule 144A.

          (l) No Defaults.  No event has occurred and no condition exists which,
              -----------
upon the issuance of the Notes, would constitute a Default or an Event of Default under this Agreement. Neither the Company nor any Subsidiary is in default, and no event has occurred which with notice or passage of time or both would constitute a default, under any charter instrument, bylaw, loan agreement, indenture or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or its property may be bound.

          (m) Governmental Consent.  Neither the nature of the Company nor any
              --------------------
of its Subsidiaries, their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes and the Warrants is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or agency in connection with the execution and delivery of this

Agreement or the offer, issue, sale or delivery of the Notes and the Warrants or compliance with the terms hereof or thereof other than filings with the SEC contemplated by Section 5.9.

          (n) Taxes.  The Company and its Subsidiaries have filed all United
              -----
States Federal income tax returns and all other material returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except as to any taxes the Company or any of its Subsidiaries is contesting in good faith. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other charges are, in the opinion of the Company, adequate.

          (o) Investment Company Act.  The Company is not an "investment
              ----------------------
company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          (p) Private Offering.  Neither the Company nor, to the knowledge of
              ----------------
the Company, Gulfstream Financial Advisors, Inc. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes and the Warrants or any similar security of the Company) nor any other Person has offered any of the Notes and the Warrants or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than the Purchasers, as set forth in a letter from Gulfstream Financial Advisors, Inc., dated the date hereof, a copy of which has been delivered to your special counsel, each of whom was offered all or a portion of the Notes and the Warrants at private sale to be held in accordance with the representations set forth in Section 3.2(a) hereof. Neither the Company nor, to the knowledge of the Company, Gulfstream Financial Advisors, Inc. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes and the Warrants or any similar security of the Company) nor any other Person has offered or will offer the Notes and the Warrants or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes and the Warrants within the provisions of Section 5 of the Securities Act.

          (q) Effect of Other Instruments.  Neither the Company nor any
              ---------------------------
Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations or financial condition of the Company or any Subsidiary or the Company's ability to perform its obligations under this Agreement, the Notes and the Warrants.

          (r) Use of Proceeds.  The Company will apply the proceeds from the
              ---------------
sale of the Notes to retire Indebtedness and for working capital purposes.

          (s) Condition of Property.  All of the facilities used in the conduct
              ---------------------
of the business of the Company and the Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business.

          (t) Books and Records.  The Company and each Subsidiary maintain
              -----------------
books, records and accounts all in reasonable detail which accurately and fairly reflect the ownership of, transactions with respect to and dispositions of their respective assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (x) to permit preparation of financial statements in accordance with GAAP and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) Full Disclosure.  The Private Placement Memorandum (the "Private
              ---------------
Placement Memorandum") previously furnished to you generally describes the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries. Neither the Private Placement Memorandum, including any exhibits and appendices thereto, the financial statements referred to in paragraph (d) of this Section 3.1, nor this Agreement, nor any other statement or document furnished by the Company to you in connection with the negotiation of the sale of the Notes contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries known by the Company which the Company has not disclosed to you in writing which has a materially adverse effect on or, so far as the Company can now reasonably foresee, might have a materially adverse effect on the business, property, operations or financial condition of the Company and its Subsidiaries or the ability of the Company to perform its undertakings under and in respect of this Agreement, the Notes and the Warrants.

          (v) Indebtedness.  Except for a $25.0 million secured loan to the
              ------------
Company from First Union National Bank of Virginia, the Company and the Subsidiaries have no Indebtedness for borrowed money outstanding as of the Closing Date other than as set forth in the Financial Statements.

     3.2.  Representations of the Purchasers.
           ---------------------------------

          (a) Each of you acknowledges that you are an "accredited investor" as defined in Rule 501(a) of the Securities Act as promulgated by the SEC. Each of you represents, and in entering into this Agreement the Company understands, that you are acquiring the Notes and the Warrants for the purpose of investment and not with a view to the resale or distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes and the Warrants; provided that the disposition of your property shall at all times be and remain within your control. You acknowledge that the

Notes, the Warrants and the Company Common Stock to be issued upon exercise of the Warrants have not been registered under the Securities Act and you understand that the Notes, the Warrants and the Company Common Stock to be issued upon exercise of the Warrants must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

          (b) You further represent that either no part of the funds to be used by you to purchase the Notes are derived from the assets of an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Code, except with respect to those plans that have been identified to the Company by you. The Company has represented to you that the Company is not a "party-in-interest" under ERISA or a "disqualified person" under the Code, with respect to any such employee benefit plan identified to the Company by you. As used in this Section, the term "plan" shall have the meaning assigned to it in Code section 4975.

          (c) No provision set forth in this Section 3.2 shall be construed to relieve the Company of its obligations pursuant to Section 5.9.

SECTION 4. CLOSING CONDITIONS.

     Your obligation to purchase the Notes and the Warrants on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and the Warrants and to the following further conditions precedent:

     4.1.  Representations and Warranties.  The representations and warranties
           ------------------------------
of the Company contained in this Agreement or otherwise made in connection herewith shall be true and correct on the Closing Date and you shall receive from the Company a closing certificate dated the Closing Date, and executed by the President, a Vice President or the Chief Financial Officer of the Company to such effect.

     4.2.  Legal Opinions.  You shall receive from Hunton & Williams, counsel of
           --------------
the Company, their opinion, addressed to you and dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibit C hereto.

     4.3.  Events of Default.  No event shall have occurred and be continuing on
           -----------------
such Closing Date which would constitute a Default or an Event of Default, and the Company shall have delivered to you on such Closing Date a certificate signed by the President, a Vice President or the Chief Financial Officer of the Company to such effect.

     4.4.  Sale of Notes.  The Company shall have consummated the sale of the
           -------------
entire principal amount of the Notes scheduled to be sold on the Closing Date to the Purchasers pursuant to this Agreement.

     4.5.  Satisfactory Proceedings.  All proceedings taken in connection with
           ------------------------
the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and Solomon & Moskowitz, P.C., your special counsel, and you and your special counsel shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     4.6.  Waiver of Conditions.  If, on the Closing Date, the Company fails to
           --------------------
tender to you the Notes and the Warrants to be issued to you on such date or if the conditions specified in this Section 4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 4.6 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

     4.7.  Secretary's Certificate.  The Company shall have delivered to the
           -----------------------
Purchasers the Secretary's Certificate substantially in the form of Exhibit 4.7
                                                                    -----------
attached hereto.

SECTION 5. COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     5.1.  Payment of the Notes.  The Company shall pay the principal of and
           --------------------
interest on the Notes on the dates and in the manner provided in the Notes and this Agreement. An installment of principal or interest shall be considered paid on the date it is due if the holders of the Notes receive the money sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate of 12.00% per annum; it shall pay interest, including post-petition interest in the event of a proceeding under the Bankruptcy Laws, on overdue installments of interest at the same rate to the extent lawful.

     5.2.  Company Existence; Maintenance of Office or Agency.  Subject to this
           --------------------------------------------------
Section 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary in accordance with the respective organizational documents of each Subsidiary and the rights (statutory and other), licenses and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right, licenses or franchise, or the corporate existence of any Subsidiary, if the Board of Directors shall determine in good faith (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have and is not likely to have a material adverse impact on the Purchasers.

     5.3.  SEC Reports.  The Company shall send to each holder of a Note, within
           -----------
30 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. So long as the Notes remain outstanding, the Company shall cause its annual reports to stockholders (containing audited financial statements) and any other financial reports furnished by it to stockholders to be mailed concurrently to the holders of Notes at their addresses set forth herein.

     5.4.  Waiver of Stay, Extension or Usury Laws.  The Company covenants (to
           ---------------------------------------
the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted, but will suffer and permit the execution of every such power as though no such law had been enacted.

     5.5.  Notice of Default.  The Company will, so long as any of the Notes are
           -----------------
outstanding, deliver to the Purchasers, forthwith upon becoming aware of (i) any Default or Event of Default, an officers' certificate specifying such Default or Event of Default.

     5.6.  Compliance Certificates.
           -----------------------

          (a) The Company will deliver to the Purchasers, within 120 days after the end of each fiscal year, a written statement signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that:

               (i) a review of the activities of the Company during such year and of performance under this Agreement has been made under his supervision and

               (ii) whether the officer knows of any Defaults by the Company under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such Default known to him and the nature and status thereof.

          (b) The Company will deliver to the Purchasers, within 30 days after the end of each fiscal quarter, a written statement signed by the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signer thereof, that the Company is in compliance with the covenants of Section 5.10 hereof and that no prepayment of the Notes is required under Sections 5.11 or 5.12 hereof.

     5.7.  Limitation on Dividends and Other Distributions.  The Company shall
           -----------------------------------------------
not declare or pay any dividend or make any distribution on or in respect of any of its capital stock or to its stockholders (other than dividends or distributions payable solely in its capital stock) or purchase, redeem or otherwise acquire or retire for value any capital stock or any warrants, rights or options (including any securities convertible into or exercisable or exchangeable for such capital stock, but not including the Notes or the Warrants) of the Company or any Subsidiary, provided, however, that if a Default or an Event of Default has not occurred and is continuing, such provisions shall not prevent (i) the retirement of any shares of the Company's capital stock by exchange for, or out of the proceeds of, the substantially concurrent sale of other shares of its capital stock, (ii) the purchase, redemption, retirement or other acquisition for value, at any time, of the Company Common Stock using $25.0 million in cash and up to 650,000 shares of Company Common Stock using shares of common stock of World Airways, $.001 par value per share, of which the Company is the owner or (iii) any prepayment of the Notes pursuant to the terms thereof; provided, further, that such provisions shall not prevent the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions of this limitation on dividends. The Company shall also be able to repurchase, redeem, retire or otherwise acquire for value up to $5.0 million of additional shares of Company Common Stock for every $15.0 million increase in Asset Value at such time compared to such value as of September 12, 1996.

     5.8.  Stock Repurchases.  Each Subsidiary shall be permitted to, directly
           -----------------
or indirectly, repurchase, redeem, retire or otherwise acquire for value any of its shares of capital stock of any class or any warrants, rights, options to purchase or acquire any shares of its capital stock.

     5.9.  Registration Rights.
           -------------------

          (a) Not later than 45 days after the Closing Date, the Company agrees to file a registration statement to register with the SEC the Notes and to use its best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 45 days following the filing thereof. WorldCorp agrees only to pay the cost of its legal counsel and related filing fees in connection with such registration.

          (b) The Company will file a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission") with respect to the (i) the Initial Warrants and the shares of Common Stock issuable upon exercise of the Initial Warrants, (ii) the 1997 Warrants, if any, and the shares of Common Stock issuable upon exercise of the 1997 Warrants, and (iii) the 1998 Warrants, if any, and the shares of Common

Stock issuable upon exercise of the 1998 Warrants, in each case as soon as practicable after, but in no event later than 45 days following, the issuance of the relevant Warrants, respectively (each such shelf registration statement, a "Shelf Registration" and collectively, the "Shelf Registrations"). The Company agrees to use its best efforts to have the Shelf Registration declared effective as soon as practicable after the filing thereof, but in no event later than 45 days following the filing thereof, and shall keep such Shelf Registration continuously effective for a period of at least 48 months from the date on which such Shelf Registration is declared effective; provided, however, that notwithstanding the foregoing, the Company shall not be required to continue to keep a Shelf Registration effective with respect to the Initial Warrants, the 1997 Warrants or the 1998 Warrants or the shares of Common Stock issuable upon the exercise of the Initial Warrants, the 1997 Warrants or the 1998 Warrants, once such Warrants or the shares of Common Stock issuable under such Warrants, as the case may be, may be sold by the holders thereof pursuant to Rule 144(k) of the Securities Act (or any successor rule) in a single transaction. If the Company commences a registered public offering of its Common Stock, the Company may notify the holders of the Warrants ("Warrant Holders") not to sell any shares of Common Stock pursuant to any Shelf Registration for a period of up to 90 days, and after receiving such notice, the Warrant Holders shall not sell any Shares pursuant to such Shelf Registration during such period, in which event the Company shall extend the period during which Shelf Registration shall be maintained effective pursuant to this Warrant by the number of days during such period, from and including the date of the giving of such notice. The Company agrees, if necessary, to supplement or make amendments to a Shelf Registration if required by the registration form used by the Company for such Shelf Registration or the instructions applicable to each such registration form or by the Securities, and the Company agrees to furnish to the Warrant Holders copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company will make available to its security holders, as soon as reasonably practicable, a statement of operations covering a period of 12 months, commencing on the effective date of each Shelf Registration, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. In no event shall any Shelf Registration include securities other than the Warrants and the shares of Common Stock underlying the Warrants, unless Warrant Holders holding, in the aggregate, a majority of the outstanding Warrants being registered thereunder consent to such inclusion.

          (c) In connection with each Shelf Registration, the Company shall pay the costs of registration, including registration and filing fees, blue sky fees and expenses, printing expenses, annual audit fees and expenses, and fees and disbursements of counsel and accountants for the Company in connection therewith, whether such Shelf Registration becomes effective. The Warrant Holders shall bear (i) the legal fees and expenses of any counsel retained by the Warrant Holders, (ii) underwriting discounts and commissions, if any and
(iii) the accountants' fees and expenses of any accountant retained by the Warrant Holders in connection with the offering of their securities.

          (d) Each Warrant Holder shall furnish to the Company all information regarding the Warrant Holder as is reasonably requested by the Company in connection with the preparation of the Shelf Registrations. Each Warrant Holder who owns Warrants or shares of Common Stock included in a Shelf Registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed such Shelf Registration and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration, the prospectus included in the Shelf Registration at the time it became effective, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Warrant Holder specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

          (e) The Company shall indemnify and hold harmless each Warrant Holder who owns Warrants or shares of Common Stock included in a Shelf Registration, and each officer and director of such Warrant Holder, and each person, if any, who controls any such Warrant Holder within the meaning of the Securities Act, against any losses, claims, damages, or liabilities to which such Warrant Holder or any such officer, director or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Shelf Registration, the prospectus included in such Shelf Registration at the time it became effective, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall have no obligation under this paragraph to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by the Warrant Holder specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by such Warrant Holder or any such officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

     5.10. Senior Indebtedness.  The Company agrees that Senior Indebtedness
           -------------------
shall not exceed $50.0 million.

     5.11. Asset Value.   If the Asset Value is less than $70.0 million at the
           -----------
end of any fiscal quarter, then the Company shall prepay 50% of the then outstanding Notes in accordance with Section 2 hereof within 60 days. If the Asset Value at the end of any fiscal quarter is less than $50.0 million, then the Company shall redeem all of the then outstanding Notes in accordance with Section 2 hereof within 60 days.

     5.12. Sale of USOCDT Merger Corporation Common Stock.  If the Company sells
           ----------------------------------------------
any shares of common stock of USOCDT Merger Corporation, as successor to US Order, Inc., 20% of the net proceeds (i.e., gross proceeds less direct costs
                                      ----
associated with such sales) received by the Company upon such sale will be used to prepay the Notes in accordance with Section 2 hereof within 30 days.

SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     6.1.  Events of Default.  Any one or more of the following shall constitute
           -----------------
an "Event of Default" as the term is used herein:

          (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than 10 calendar days; or

          (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in Section 2.1 or in the making of any other payment of the principal of any Note at the maturity date; or

          (c) Default shall be made in the payment of the principal of or interest or premium on Indebtedness of the Company and its Subsidiaries aggregating in excess of $5.0 million, as and when the same shall become due and payable by the lapse of time, by declaration of acceleration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto unless such default is being contested in good faith by appropriate actions or proceedings; or

          (d) Default shall occur in the observance or performance of any other covenant of this Agreement which is not remedied within 30 calendar days after the Company has received written notice thereof; or

          (e) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (f) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $5.0 million shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the date of entry or filing thereof; or

           (g) The Company or any Subsidiary shall:

               (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

               (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

               (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

               (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

               (v) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 45 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

               (vi) be subject to the institution against it of bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings pursuant to the Bankruptcy Laws or any other proceedings for judicial modification or alteration of the rights of creditors, which proceedings are not dismissed within 60 days after such institution or which otherwise result in the Company or such Subsidiary being finally adjudicated a bankrupt or insolvent; or

               (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.

     6.2.  Acceleration of Maturities.  When any Event of Default described in
           --------------------------
paragraph (a) or (b) of Section 6.1 has occurred and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (c) through (f), both inclusive, of said Section 6.1 has occurred and is continuing, the holder or holders of a majority in aggregate principal amount of the Notes at the time outstanding may, by notice in writing, declare the entire principal, together with the premium set forth below, and all interest accrued on all Notes, to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (g) of Section 6.1 has occurred and is continuing, all of the Notes, and all interest accrued thereon, shall automatically become forthwith due and payable, without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal of, and interest accrued on, the Notes. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection or enforcement of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

     6.3.  Rescission of Acceleration.  The provisions of Section 6.2 are
           --------------------------
subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default, the holders of a majority in aggregate principal amount of the Notes then outstanding may within 90 days of the Notes becoming due and payable, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

           (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

           (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal or interest on the Notes which has become due and payable solely by reason of such declaration under Section 6.2) shall have been duly paid;

           (c) each and every Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto.

     6.4.  Notice of Default.  With respect to Events of Default or claimed
           -----------------
defaults, the Company will give the following notices:

          (a) The Company promptly, but in any event within four business days, will furnish to each holder of a Note written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such Default or Event of Default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

           (b) If the holder of any Note or of any other evidence of indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

     7.1.  Consent Required.  Any term, covenant, agreement or condition of this
           ----------------
Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 51% in aggregate principal amount of Notes then outstanding; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note or change the principal amount of payments (including the prepayments required by Section 2.1 hereof) or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any amendment, alteration or modification.

     For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate of any thereof, shall not be deemed outstanding.

     7.2.  Effect of Amendment or Waiver.  Any such amendment or waiver shall
           -----------------------------
apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

     7.3.  Solicitation of Noteholders.  The Company will not solicit, request
           ---------------------------
or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this
Section 7 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, and will not permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as inducement to the entering into by any holder of the

Notes of any waiver or amendment of any of the terms and provisions of the Agreements unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all the Notes then outstanding.

SECTION 8. SUBORDINATION OF SECURITIES.

     8.1.  Notes Subordinate to Senior Indebtedness.  The Company covenants and
           ----------------------------------------
agrees that anything in this Agreement or the Notes to the contrary notwithstanding, the indebtedness evidenced by the Notes is subordinate and junior in right of payment to all Senior Indebtedness to the extent provided herein, and each holder of Notes, by his acceptance thereof, likewise covenants and agrees to the subordination herein provided and shall be bound by the provisions hereof. Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

     In the event that the Company shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for repayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of Senior Indebtedness or any trustee therefor or representative thereof, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on any of the Notes, or in respect of any redemption, retirement, purchase or other acquisition of any of the Notes.

     In the event of:

           (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

           (b) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

           (c) any assignment by the Company for the benefit of creditors, or

           (d) any other marshalling of the assets of the Company,

all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any of the Notes on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereof accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of the Notes, together with the holders of any obligations of the Company ranking on a parity with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Notes and such other obligations.

     In the event that, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), or any security shall be received by any holder in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of any holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

     No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Notes by any act or failure to act on the part of the Company. Nothing contained herein shall impair, as between the Company and the holders of Notes, the obligation of the Company to pay to such holders the principal of and interest on such Notes or prevent the holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a Default or Event of Default hereunder, all subject to the rights of the holders of the Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the holders.

     Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Notes shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until the indebtedness evidenced by the Notes shall have been paid in full, and such payments or distributions received by such holders, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and such holders, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of the Notes.

     The provisions of this Section shall not impair any right, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Agreement.

     The securing of any obligations of the Company, otherwise ranking on a parity with the Notes or ranking junior to the Notes, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Notes or ranking junior to the Notes.

SECTION 9. INTERPRETATION OF AGREEMENT; DEFINITIONS.

     9.1.  Definitions.  Unless the context otherwise requires, the terms
           -----------
hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the Company or (iii) 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

     "Agreement"  shall mean this purchase agreement.

     "Asset Value" shall mean (A) the market value of the common stock of its Subsidiaries or the Company Common Stock measured based on the monthly closing prices of each of the common stocks as listed on the New York Stock Exchange or the Nasdaq National Market, as the case may be, plus (B) all other tangible assets of the Company calculated in accordance with generally accepted accounting principles consistently applied, measured based on the value of such assets as of the applicable date.

     "Closing Date" shall mean September 30, 1996.

     "Company Common Stock" shall have the meaning assigned thereto in Section 1.1(b).

     "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

     "ERISA" shall have the meaning assigned thereto in Section 3.2(b).

     "Event of Default" shall have the meaning assigned thereto in Section 6.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as it may be further amended from time to time.

     "Financial Statements" shall have the meaning assigned thereto in Section 3.1(d).

     "GAAP" shall mean the generally accepted accounting principles at the time promulgated by the United States Financial Accounting Standards Board.

     "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge to property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) guaranties, (v) capitalized rentals under any capitalized lease and (vi) any recourse obligations arising upon a sale of assets. Any Indebtedness extended or renewed, other than at the option of the obligor pursuant to the terms thereof, will be deemed to have been incurred at the time of such extension or renewal.

     "Institutional Holder" shall mean any bank, trust company, insurance company, pension fund, investment company, institution of the Farm Credit System, or other financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A which is or becomes a holder of any Note.

     "Notes" shall have the meaning assigned thereto in Section 1.1(a).

     "Person" shall mean an individual, partnership, corporation, limited liability company, trust, estate or unincorporated organization, and a government or agency or political subdivision thereof.

     "Private Placement Memorandum" shall have the meaning assigned thereto in
Section 3.1(v).

     "Rule 144A" shall mean Rule 144A promulgated pursuant to the Securities Act, as it may be amended from time to time.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and as it may be further amended from time to time.

     "Senior Indebtedness" shall mean at any date, (i) all Indebtedness of the Company for money borrowed from any institutional lender secured by any lien or other charge to the property or assets owned by the Company, whether created prior to, or after the date of the issuance of the Notes, including principal and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses and (ii) all interest on any Indebtedness referred to in clause (i) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of the Company and (b) any Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of the Bankruptcy Code, is without recourse to the Company.

     "Shelf Registration" shall have the meaning assigned thereto in Section 5.9(b).

     "Subordinated Indebtedness" shall mean any Indebtedness other than the Notes that is not Senior Indebtedness. Subordinated Indebtedness shall include, without limitation, (a) the Company's 7% Convertible Subordinated Debentures due 2004 and (b) any Indebtedness of the Company to any Subsidiary of the Company.

     "Subsidiary" shall mean any corporation of which more than 50% (by number of votes) of the voting stock shall be owned or controlled by the Company or by one or more Subsidiaries of the Company.

     "Warrant Holders" shall have the meaning assigned thereto in Section
5.9(b).

     "Warrants" shall have the meaning assigned thereto in Section 1.1(b).

     Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

     9.2.   Accounting Principles.  Where the character or amount of any asset
            ---------------------
or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     9.3.   Directly or Indirectly.  Where any provision in this Agreement
            ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 10. REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES.

     10.1.  Registered Notes.  The Company shall cause to be kept at its
            ----------------
principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"). The names and addresses of the holders of the Notes, the transfer of Notes and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 10. Payment of or on account of the principal and interest on any registered Note shall be made to or upon the written order of such registered holder.

     10.2.  Exchange of Notes.  At any time, and from time to time, upon
            -----------------
surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.3, the Company shall execute and deliver in exchange therefor, without expense to the holder, except as set forth below, one or more new Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in authorized denominations, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), registered in the name of such Person or Persons, or order, as may be designated by such holder in writing, and otherwise of the same form and tenor as the Notes so surrendered for exchange. Every Note surrendered for transfer of registration shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer. The Notes are issuable only in fully registered form and in the face amount of at least $250,000 (or the remaining outstanding balance if less than $250,000).

     10.3.  Loss, Theft, etc. of Notes.  Upon receipt of evidence satisfactory
            --------------------------
to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver, without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser or any other Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

SECTION 11. MISCELLANEOUS.

     11.1.  Expenses, Stamp Tax Indemnity.  Whether or not the transactions
            -----------------------------
herein contemplated shall be consummated, the Company agrees to pay directly the reasonable charges and disbursements (not to exceed $25,000 in the aggregate) of Gulfstream Financial Advisors, Inc. (the "Placement Agent"), your special counsel, duplicating and printing costs and charges for shipping the Notes and the Warrants, adequately insured to the Purchaser at the Purchaser's home office or at such other place as the Purchaser may designate, and all similar expenses relating to any amendment, waivers or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save the Purchaser harmless from and against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement, the Notes or the Warrants (but not in connection with a transfer of any Note or Warrant), whether or not any Notes are then outstanding. The Company agrees to protect and indemnify the Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     11.2.  Powers and Rights Not Waived; Remedies Cumulative.  No delay or
            -------------------------------------------------
failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

     11.3.  Notices.  Except as otherwise expressly provided herein, all notices
            -------
provided for hereunder shall be in writing and mailed by registered or certified mail (return receipt requested) or delivered by overnight courier for which a signed receipt is obtained, addressed (i) if to you, to your address appearing on Schedule I to this Agreement or such other address
   ----------
as you or the subsequent holder of any Note may designate to the Company in writing, and (ii) if to the Company, to WorldCorp, Inc., The Hallmark Building, 13873 Park Center Road, Herndon, Virginia 22071, Attention: Mr. Andrew M. Paalborg, or to such other address as the Company may in writing designate to the holders of the Notes.

     11.4.   Successors and Assigns.  This Agreement shall be binding upon the
             ----------------------
Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

     11.5.   Survival of Covenants and Representations.  All covenants,
             -----------------------------------------
representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with a Closing Date, shall survive the closing and the delivery of this Agreement, the Notes and the Warrants.

     11.6.   Integration.  This Agreement embodies the entire agreement and
             -----------
understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

     11.7.   Governing Law.  This Agreement and the Notes and the Warrants
             -------------
issued and sold hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its conflict of laws principles or rules.

     11.8.   Headings.  The descriptive headings of the various Sections or
             --------
parts of this Agreement are for convenience only and do not constitute a part of this Agreement and shall not affect the meaning or construction of any of the provisions hereof.

     11.9.   Counterparts.  This Agreement may be executed simultaneously in one
             ------------
or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     11.10.  Agent's Fee.  The Company agrees to pay, and agrees the Purchasers
             -----------
shall have no obligation to pay, any fees and expenses due and owing to any person, firm or corporation for services of such person, firm or corporation as agent, broker or dealer for the Company with respect to the offer and sale of the Notes and the Warrants.

     IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                WORLDCORP, INC.



                                By: _________________________
                                    Name:
                                    Title:


                                PURCHASER



                                By: _________________________
                                    Name:
                                    Title:

                                   Schedule I
                                   ----------

                   Principal Amount of Notes to be Purchased
                   -----------------------------------------

                                                  Principal        Number and
Purchaser                                      Amount of Notes  Type of Warrants
---------                                      ---------------  ----------------

All payments on or in respect of the Notes are to be by bank wire transfer of immediately available funds to:

with sufficient information to identify the source and application of funds
(identifying each payment as WorldCorp,
Inc., 10.00% Senior Subordinated Notes due
September 30, 2000, principal, interest and premium, if any).

All notices and communication should be
addressed to:



With copies to:



Name in which Notes are to be issued:  _________________________________________

Name in which Warrants are to be issued:  ______________________________________

Tax Identification No.:  _______________________________________________________

                                    ANNEX I



                     List of Subsidiaries and Jurisdictions
                   in Which the Company and its Subsidiaries
                     are Qualified as Foreign Corporations


                                             State of
                                   %         Incorporation      Foreign
Organization                   Ownership     or Organization    Qualifications
------------                   ---------     ---------------    --------------

WorldCorp Investments, Inc.          100%    Delaware           Virginia

US Order, Inc.                      56.6%*   Delaware           Virginia

World Airways, Inc.                 59.3%    Delaware           Virginia


*Prior to proposed merger with Colonial Data Technologies Corp., which merger is anticipated to be effective in November 1996.

                                                                       Exhibit A
                                                                       ---------

                                WORLDCORP, INC.

                        10.00% SENIOR SUBORDINATED NOTE

                             Due September 30, 2000

                                ---------------

     THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SAID ACT OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. EACH SUBSEQUENT PURCHASER REPRESENTS TO THE COMPANY THAT THE PURCHASE OF THIS NOTE BY SUCH PURCHASER IS NOT A "NON-EXEMPT PROHIBITED TRANSACTION" AS DEFINED IN SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                                ---------------


Registered Note No. R-___                    September 30, 1996

$____________


     WorldCorp, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ____________________ or registered assigns, on the thirtieth day of September, 2000, the principal amount of ______________________________ Dollars ($__________) and to pay interest
(computed on the basis of a 360-day year of 12 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 10.00% per annum from the date hereof until maturity, payable on March 31 and September 30 in each year, commencing on March 31, 1997, and at maturity, and to pay interest on overdue principal and (to the extent legally enforceable) on any overdue installment of interest at the rate of 12.00% per annum after maturity or the date due thereof, until paid. Payments of the principal and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.6 of the Agreement (as hereinafter defined).

     This Note is issued under and pursuant to the terms and provisions of the Purchase Agreement, dated as of September 30, 1996, entered into between the Company and the Purchasers listed on Schedule I thereto (the "Agreement"), and
                                     ----------
this Note and any holder hereof are entitled to all of the benefits provided for by such Agreement or referred to therein. The provisions of the Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

     As provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon, all in the events, on the terms and in the manner provided in the Agreement. Such prepayments include (i) certain required prepayments on September 30, 1998 and September 30, 1999 and upon the occurrence of certain events specified in the Agreement, and (ii) certain optional prepayments. The principal of this Note may not be prepaid prior to the expressed maturity date except as provided in the Agreement.

     The indebtedness evidenced by this Note is, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Agreement, and this Note is issued subject to such provisions and each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Company in the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Agreement. The Company shall not make any payment of principal or interest, as applicable, on the Notes while the Company is in default with respect to any Senior Indebtedness, except as provided in the Agreement.

     This Note and the Agreement are governed by and construed in accordance with the laws of the State of Delaware.


                                WORLDCORP, INC.



                                 By: _____________________
                                     Name:
                                     Title:

                                      -2-